UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2021

ALLYME GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-209478	32-0446353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 W 12th St,

# 113 Austin, Texas 78703

(Address of Principal Executive Offices)

(512) 663-2690

Registrant’s telephone number, including area code

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock	WWIN	Pink Sheets

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

On July 23, 2021, AllyMe Group, Inc. (the “Company”) filed Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Nevada effecting a name change of the Company to NEXT-ChemX Corporation (the “Corporate Action”). The Corporate Action and the Amended Articles became effective on July 28, 2021, following compliance with notification requirements of the Financial Industry Regulatory Authority.

A copy of the Articles of Amendment is attached hereto as Exhibit 3.1 and incorporated by reference herein. The new CUSIP number for the Company’s common stock is 65344R108.

Item 5.07 Submission of Matters to a Vote of Security Holders

The disclosures set forth in Item 5.03 above are incorporated by reference into this Item 5.07.

On June 16, 2021 (the “Record Date”), the Company obtained written consent by the holder of the majority of the voting power of the Company’s capital stock approving the Corporate Action.

Item 8.01 Other Events.

On July 22, 2021, the Financial Industry Regulatory Authority (FINRA) approved the Corporate Action. The Company’s stock is quoted on the OTCQB under the ticker symbol WWIN, but beginning July 30, 2021, the Company’s common stock will begin trading under the symbol CHMX.

Item 7.01 Regulation FD Disclosure.

The information contained in this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or be otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

The following documents are filed herewith:

Exhibit No.	Description

Exhibit 3.1	Certificate of Amendment of Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AllyMe Group, Inc.

Date: July 29, 2021	By:	/s/ J. Michael Johnson
	Name:	J. Michael Johnson
	Title:	President